Lexaria Bioscience Acquires 100% Ownership of Poviva Tea LLC.

Kelowna, British Columbia – November 2, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces it has acquired 100% ownership interest in its majority owned subsidiary Poviva Tea, LLC.

Lexaria previously owned 51% interest in Poviva Tea, LLC and has acquired the remaining 49% interest. The acquisition consolidates ownership of Poviva Tea, LLC as a wholly owned Lexaria Bioscience subsidiary and simplifies future operations and certain intellectual property ownership. Compensation was US$70,000, a waiver on certain debts, and a 5%, 20-year royalty on net profits of ViPova TeaTM tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued.

“This acquisition strengthens Lexaria’s intellectual property positioning and we reaffirm our commitment to the ViPova Tea product lines,” said Chief Executive Officer Chris Bunka. “Lexaria thanks the founders of Poviva Tea, LLC for their assistance and vision in this transaction.”

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used Active Pharmaceutical Ingredients (“APIs”) substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
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FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

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